Exhibit 13.1

Certification Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 20-F of Desc, S.A. de C.V. (the “Company”) for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Fernando Senderos Mestre, as Chief Executive Officer of the Company, and Arturo D’Acosta Ruiz, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Fernando Senderos Mestre Fernando Senderos Mestre
Chief Executive Officer
Desc, S.A. de C.V.
Date: June 30, 2004

/s/ Arturo D’Acosta Ruiz
Arturo D’Acosta Ruiz
Chief Financial Officer
Desc, S.A. de C.V.
Date: June 30, 2004

This certification is furnished as an exhibit to the Report and accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.